UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

LIGHTLAKE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-139915	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96-98 Baker Street, First Floor, London, England W1U 6TJ

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 44 (0) 203 617 8739

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2014, Lightlake Therapeutics Inc. (the “Company”) and Adapt Pharma Operations Limited (“Adapt”) entered into a License Agreement (the “Agreement”) that provides Adapt with a global license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment. In exchange for licensing its treatment to Adapt, the Company could receive potential development and sales milestone payments of more than $55 million plus up to double-digit royalties.

The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2015 and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the complete text of the Agreement when filed.

Item 8.01	Other Events.

On December 16, 2014, the Company issued a press release regarding the Agreement.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Lightlake Therapeutics Announces Licensing Deal with Adapt Pharma Limited, dated December 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2014

LIGHTLAKE THERAPEUTICS INC.

By:	/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer and President